UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     October 15, 2010

Carter’s, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31829	13-3912933
(States or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Proscenium 1170 Peachtree Street NE, Suite 900 Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 745-2700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On October 15, 2010, The William Carter Company (“TWCC”), a wholly owned subsidiary of Carter’s, Inc. (the “Company”), entered into a credit agreement among TWCC, as borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Collateral Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Royal Bank of Canada, SunTrust Bank and U.S. Bank National Association, as Co-Documentation Agents, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Bookrunning Manager, and certain other lenders party thereto (the “Credit Agreement”).

A description of the material terms of the Credit Agreement follows.  This description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed with this Current Report as Exhibit 10.1.

Capitalized terms used in the description below without definition shall have the meanings specified in the Credit Agreement.

FACILITY

The Credit Agreement provides for borrowings of up to $375 million under a revolving credit facility (including a sublimit for letters of credit of $130 million and a swingline sublimit of $40 million), of which $236 million was drawn on the date of the Credit Agreement and an $8.6 million letter of credit was outstanding.  The Credit Agreement also provides for incremental credit extensions of up to $75 million, subject to compliance with the Credit Agreement on a pro forma basis at the time of the request and lender approval.  The term of the agreement is five years.

Proceeds from the Credit Agreement were used to (i) refinance the Prior Credit Agreement (as defined below) and pay fees and expenses incurred in connection with such refinancing and (ii) provide for ongoing working capital and for general corporate purposes.

INTEREST RATES

The Credit Agreement provides for two pricing options for revolving loans: (i) revolving loans on which interest is payable quarterly at a base rate equal to the highest of (x) the Federal Funds Rate plus 1/2 of 1%, (y) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its prime rate or (z) the Eurodollar Rate plus 1%, plus, in each case, an applicable margin initially equal to 1.25%, which may be adjusted based upon a leverage-based pricing grid ranging from 1.00% to 1.50% and (ii) revolving loans on which interest accrues for one, two, three, six or if, generally available, nine or twelve month interest periods (but is payable not less frequently than every three months) at a rate of interest per annum equal to an adjusted British Bankers Association LIBOR Rate, plus an applicable margin initially equal to 2.25%, which may be adjusted based upon a leverage-based pricing grid ranging from 2.00% to 2.50%.

FEES

A commitment fee initially equal to 0.40% per annum and ranging from 0.35% per annum to 0.50% per annum, based upon a leverage-based pricing grid, will be payable quarterly in arrears with respect to the average daily unused portion of the revolving loan commitments.

Certain other facility fees may be payable to the Arranger, the L/C Issuers and the Administrative Agent in amounts and at times as may be separately agreed upon in writing among TWCC and the Arranger, the L/C Issuers and the Administrative Agent, as applicable.

SECURITY

The obligations of TWCC under the Credit Agreement and other ancillary loan documents are secured by a first priority Lien on substantially all of the assets of the Company, TWCC and each wholly-owned domestic subsidiary of TWCC, including without limitation, a pledge of 100% of the equity interests of the Company in TWCC and of TWCC in each of its existing and future wholly-owned domestic subsidiaries and, up to a maximum of 65% of the total equity interests of any first-tier foreign subsidiary.

GUARANTY

The obligations of TWCC under the Credit Agreement and other ancillary loan documents are jointly and severally guaranteed by the Company and each wholly-owned domestic subsidiary of TWCC, and each guarantor has secured its obligations under the guaranty by a first priority lien on substantially all of its assets, including without limitation, a pledge of 100% of the equity interests of such domestic subsidiary in each of its wholly-owned domestic subsidiaries and up to a maximum of 65% of the total equity interests of any first-tier foreign subsidiary.

NEGATIVE COVENANTS

The Credit Agreement contains covenants and provisions that restrict, among other things, the ability of TWCC and its subsidiaries to: (i) create, incur or suffer to exist liens on any of its property or assets; (ii) make certain investments; (iii) incur certain indebtedness; (iv) engage in mergers, consolidations and sales of all or substantially all their assets; (v) make certain asset sales; (vi) make certain restricted payments; (vii) make fundamental changes to the nature of its business, accounting policies, or become a general partner in any partnership; (viii) engage in transactions with affiliates; (ix) enter into any sale-leaseback transactions; (x) enter into agreements restricting dividends and advances by their Subsidiaries and (xi) use any proceeds to purchase or carry margin stock in violation of Regulation U.

FINANCIAL COVENANTS

The Credit Agreement requires TWCC and its subsidiaries on a consolidated basis to satisfy certain financial performance criteria. Specifically, TWCC will not:

(i) permit at the end of any four consecutive fiscal quarters the lease adjusted leverage ratio (defined as, with certain adjustments, the ratio of TWCC’s consolidated indebtedness plus six times rent expense to consolidated net income before interest, taxes, depreciation, amortization, and rent expense (“EBITDAR”)) to exceed (x) if such period ends on or before December 31, 2014, 3.75:1.00 and (y) if such period ends after December 31, 2014, 3.50:1.00.

(ii) permit at the end of any four consecutive fiscal quarters consolidated fixed charge coverage ratio (defined as, with certain adjustments, the ratio of consolidated EBITDAR to consolidated fixed charges (defined as interest plus rent expense)), for any such period to be less than 2.75:1.00.

PREPAYMENTS

The Credit Agreement provides that the loans may be prepaid without penalty, in whole or in part, at any time, subject to the notice provisions and minimum dollar amounts provided in the Credit Agreement.

EVENTS OF DEFAULT

The Credit Agreement specifies certain customary events of default, including but not limited to failure to pay principal or interest or other amounts when due, breach of certain covenants or representations, cross-defaults to certain other agreements and indebtedness in excess of specified amounts, judgment defaults in excess of specified amounts, certain events of bankruptcy and insolvency, dissolution, certain ERISA-related defaults, a failure of any loan document supporting the credit facility to be in full force and effect, a change of control, and a failure of any security interest or lien purported to be created by any guaranty or security document to give the Collateral Agent a perfected first priority security interest in and lien on all of the collateral thereunder.

Item 1.02.    Termination of a Material Definitive Agreement.

On October 15, 2010, TWCC terminated that certain credit agreement dated as of July 14, 2005 (and as amended from time to time, the “Prior Credit Agreement”) among TWCC, as borrower, and Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Collateral Agent, Credit Suisse as syndication Agent, Banc of America Securities LLC and Credit Suisse as Joint Lead Arrangers and Joint Bookrunning Managers, JP Morgan Chase Bank, N.A., U.S. Bank National Association and Wachovia Bank, National Association, as Co-Documentation Agent, and certain other lenders party thereto.  The credit facility under the Prior Credit Agreement was comprised of a $500 million term loan and a $125 million revolving credit facility.  Amounts borrowed under the term loan had an applicable rate of LIBOR + 1.50%, and amounts borrowed under the revolving credit facility accrued interest at a prime rate or, at TWCC’s option, a LIBOR rate plus 1.00% (based upon a leverage-based pricing grid ranging from Prime or LIBOR plus 1.00% to Prime plus 1.00% or LIBOR plus 2.00%).

TWCC terminated the Prior Credit Agreement in advance of its expiration and repaid all amounts outstanding under the Prior Credit Agreement using funds drawn under the Credit Agreement.

Item 2.03.    Creation of a Direct Financial Obligation.

On October 15, 2010, TWCC entered into the Credit Agreement. A brief description of the terms and conditions of the Credit Agreement are included in Item 1.01 of this Current Report, which description is incorporated into this item by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1
Credit Agreement dated as of October 15, 2010, among The William Carter Company, as borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Collateral Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Royal Bank of Canada, SunTrust Bank and U.S. Bank National Association, as Co-Documentation Agents, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Bookrunning Manager, and certain other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 21, 2010	CARTER’S, INC.

	By:	/s/ Brendan M. Gibbons
	Name:	Brendan M. Gibbons
	Title:	Senior Vice President of Legal & Corporate Affairs, General Counsel, and Secretary

EXHIBIT INDEX

Number                  Document

Exhibit 10.1
Credit Agreement dated as of October 15, 2010, among The William Carter Company, as borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Collateral Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Royal Bank of Canada, SunTrust Bank and U.S. Bank National Association, as Co-Documentation Agents, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Bookrunning Manager, and certain other lenders party thereto.